Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-199296, No. 333-203398, and No. 333-211439 on Form S-8 of our report dated March 8, 2017, relating to the consolidated financial statements of Adverum Biotechnologies, Inc. and its subsidiaries appearing in this Annual Report on Form 10-K of Adverum Biotechnologies, Inc. for the year ended December 31, 2016.

 /s/ DELOITTE & TOUCHE LLP

San Jose, California

March 8, 2017